KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND AND

RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS – May 14, 2025 – Kronos Worldwide, Inc. (NYSE:  KRO) announced that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on June 18, 2025 to stockholders of record at the close of business on June 9, 2025.

Kronos Worldwide also announced that at its 2025 annual stockholder meeting held today its stockholders had:

●	elected each of James M. Buch, Loretta J. Feehan, John E. Harper, Kevin B. Kramer, Meredith W. Mendes, Cecil H. Moore, Jr., Michael S. Simmons, and R. Gerald Turner as a director for a one-year term; and
●	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2025 annual stockholder meeting.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700